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                                                                    EXHIBIT 23.2
                                                                    ------------

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS
                   -----------------------------------------


We consent to the incorporation herein by reference of our report dated July 19, 1999, except as to Note 8 which is as of October 29, 1999, relating to the consolidated balance sheets of Phone.com, Inc. and subsidiaries as of June 30, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1999, which report appears in the Registration Statement (No. 333-89879) on Form S-1 of Phone.com, Inc.



                                            /s/ KPMG LLP

Mountain View, California
May 9, 2000